UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2018

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham,  MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (781)  895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05 – COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

Following in-depth review of our manufacturing and quality operations, on February 6, 2018, the Board of Directors of ImmunoGen, Inc. (also referred to as “we” or “our”) authorized management to implement a new operating model that will rely on external manufacturing and quality testing for drug substance and drug product for our development programs. The implementation of this new operating model will lead to the ramp-down of manufacturing and quality activities at our Norwood, Massachusetts facility by the end of 2018, with a full decommissioning of the facility expected by early 2019.

Implementation of the new operating model will result in a net reduction of our workforce by approximately 20 positions by the end of 2018. Communication of the plan to the affected employees was substantially completed on February 8, 2018.

In connection with the implementation of the new operating model, we estimate we will record a one-time charge of up to $2.5 million for severance and an anticipated charge of up to $2.5 million for retention benefits. The severance charges are expected to be recorded in first quarter of 2018 and cash payments will be substantially paid out by the end of the second quarter of 2019.  The retention benefits are expected to be paid out in the fourth quarter of 2018. Decommissioning the Norwood facility will result in anticipated cost savings of over $20 million during the next five years net of charges related to retention and severance.

This current report on Form 8-K includes a forward-looking statement with respect to the cost-savings resulting from the decommissioning of the Norwood facility, which is based on management’s current expectations.  For this statement, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Various factors could cause our actual results to differ materially from those discussed or implied by the forward-looking statement, and you are cautioned not to place undue reliance on this forward-looking statement, which is current only as of the date of this current report on Form 8-K.  Factors that could cause future results to differ materially from such expectations include, but are not limited to, our inability to successfully implement the new operating model for external manufacturing and quality testing, and other factors more fully described in our Transition Report on Form 10-KT for the six-month transition period ended December 31, 2016 and other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: February 8, 2018	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer